Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cardinal Health, Inc. 2005 Long-Term Incentive Plan and the Cardinal Health, Inc. 2007 Nonemployee Directors Equity Plan of our report dated August 27, 2009, except for the impact of the matters discussed in Notes 1, 7, 17 and 21 pertaining to discontinued operations and reportable segments, as to which the date is November 16, 2009, with respect to the consolidated financial statements and financial statement schedule of Cardinal Health, Inc. included in Cardinal Health, Inc.’s Current Report on Form 8-K dated November 16, 2009 and of our report dated August 27, 2009 with respect to the effectiveness of internal control over financial reporting of Cardinal Health Inc. included in its Annual Report (Form 10-K) for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP Columbus, Ohio November 16, 2009